Exhibit 99.1

Investor Inquiries:	Media Inquiries:

John Huyette	Heather Beardsley
+1 610-208-2061	+1 610-208-2278
jhuyette@cartech.com	hbeardsley@cartech.com

CARPENTER TECHNOLOGY REPORTS FIRST QUARTER

FISCAL YEAR 2024 RESULTS

PHILADELPHIA – October 26, 2023 – Carpenter Technology Corporation (NYSE: CRS) (the “Company”) today announced financial results for the fiscal first quarter ended September 30, 2023. For the quarter, the Company reported net income of $43.9 million, or $0.88 earnings per diluted share.

First Quarter Fiscal Year 2024 Highlights

•	Exceeded expectations with reported earnings per diluted share of $0.88, up from $0.78 the previous quarter

•	Achieved operating income of $69.0 million, up from $62.9 million in the previous quarter

•	Specialty Alloys Operations segment exceeded expectations with operating income of $80.8 million, up from $80.0 million in the previous quarter

•	Specialty Alloys Operations segment adjusted operating margin reached 19.4 percent, up from 16.8 percent in the previous quarter

“On our last earnings call, we expected the first quarter of fiscal year 2024 would represent a meaningful improvement compared to the historical trend of a sequential decline in profits in the first quarter of a fiscal year. Building on our strong operating momentum in fiscal year 2023, we exceeded our expectations and reported first quarter operating income of $69.0 million, a 10 percent increase sequentially,” said Tony R. Thene, President and CEO of Carpenter Technology.

“Notably, the Specialty Alloys Operations (“SAO”) segment demonstrated improvement, reaching $80.8 million of operating income, up from $80.0 million in our recent fourth quarter. SAO reached adjusted operating margin of 19.4 percent, a meaningful sequential increase over last quarter’s 16.8 percent.”

“Demand for our material solutions across our end-use markets remains strong. We continue to see our backlog grow, setting new records every quarter, with lead times extending further even as we are actively managing incoming orders. In this demand environment we are well-positioned to continue to drive profit margin expansion through productivity improvements, product mix optimization and higher prices.”

“In addition to the strong operating performance, we generated $7.4 million of cash from operating activities in the current first quarter as compared with $78.0 million of cash used for operating activities in the prior year first quarter.”

“Looking ahead, we expect operating income for the second quarter to be in line with the first quarter, in the range of $66.0 million to $72.0 million. This projection would represent the second most profitable first half of a fiscal year on record and we anticipate an even stronger second half of fiscal year 2024. We have realized meaningful increases in our productivity over the last several quarters, especially in SAO, as our newer shop-floor employees gain experience. However, we still have plenty of runway – we have yet to return to our pre-COVID production rates – and we expect to unlock larger volumes at a few key work centers. As a result, we expect operating income to increase 28-35 percent in the second half compared to the first half of this fiscal year, resulting in $310 million to $330 million in total operating income for fiscal year 2024.”

“As previously announced, our goal is to double fiscal year 2019 operating income by fiscal year 2027 and we expect to make significant progress toward that goal in fiscal year 2024. We are well-positioned to realize our target by increasing our productivity across facilities, realizing higher prices and improving our product mix.”

“This is an exciting time at Carpenter Technology. With the backdrop of strong market demand for our broad portfolio of specialized solutions, we have leading capabilities and capacity with a difficult-to-replicate system of assets, and we continue to drive improved productivity to capture the demand.”

Financial Highlights

($ in millions except per share amounts)	Q1 FY2024	Q4 FY2023	Q1 FY2023
Net sales	$651.9	$758.1	$522.9
Net sales excluding surcharge (a)	$492.8	$560.0	$375.7
Operating income	$69.0	$62.9	$8.3
Net income (loss)	$43.9	$38.4	$(6.9)
Earnings (loss) per diluted share	$0.88	$0.78	$(0.14)
Net cash provided from (used for) operating activities	$7.4	$174.9	$(78.0)
Adjusted free cash flow (a)	$(14.6)	$144.1	$(91.5)

(a)	Non-GAAP financial measures explained in the attached tables

Net sales for the first quarter of fiscal year 2024 were $651.9 million, compared with $522.9 million in the first quarter of fiscal year 2023, an increase of $129.0 million (or 25 percent), on a 12 percent increase in shipment volume. Net sales excluding surcharge were $492.8 million, an increase of $117.1 million (or 31 percent) from the same period a year ago.

Operating income was $69.0 million compared to operating income of $8.3 million in the prior year period. Earnings per diluted share in the first quarter of fiscal year 2024 was $0.88 compared to loss of $0.14 per diluted share in the prior year first quarter. These results primarily reflect higher sales prices, strong commercial execution and improved end-use market conditions compared to the prior year period.

Cash provided from operating activities in the first quarter of fiscal year 2024 was $7.4 million compared to cash used for operating activities of $78.0 million in the same quarter last year. Adjusted free cash flow in the first quarter of fiscal year 2024 was negative $14.6 million, compared to negative $91.5 million in the same quarter last year. The operating cash flow and adjusted free cash flow in the first quarter of fiscal year 2024 reflect improved earnings partially offset by higher cash used for working capital needs to meet growing demand. Capital expenditures in the first quarter of fiscal year 2024 were $22.0 million, compared to $13.5 million in the same quarter last year.

Total liquidity, including cash and available revolver balance, was $366.4 million at the end of the first quarter of fiscal year 2024. This consisted of $18.1 million of cash and $348.3 million of available borrowing under the Company’s credit facility.

Conference Call and Webcast Presentation

Carpenter Technology will host a conference call and webcast presentation today, October 26, 2023, at 10:00 a.m. ET, to discuss the financial results of operations for the first quarter of fiscal year 2024. Please dial +1 412-317-9259 for access to the live conference call. Access to the live webcast will be available at Carpenter Technology’s website (http://www.carpentertechnology.com), and a replay will soon be made available at http://www.carpentertechnology.com. Presentation materials used during this conference call will be available for viewing and download at http://www.carpentertechnology.com.

Non-GAAP Financial Measures

This press release includes discussions of financial measures that have not been determined in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”). A reconciliation of the non-GAAP financial measures to their most directly comparable financial measures prepared in accordance with GAAP, accompanied by reasons why the Company believes the non-GAAP measures are important, are included in the attached schedules.

About Carpenter Technology

Carpenter Technology Corporation is a recognized leader in high-performance specialty alloy-based materials and process solutions for critical applications in the aerospace, defense, medical, transportation, energy, industrial and consumer electronics markets. Founded in 1889, Carpenter Technology has evolved to become a pioneer in premium specialty alloys, including titanium, nickel, and cobalt, as well as alloys specifically engineered for additive manufacturing (AM) processes and soft magnetics applications. More information about Carpenter Technology can be found at www.carpentertechnology.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Act of 1995. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ from those projected, anticipated or implied. The most significant of these uncertainties are described in Carpenter Technology’s filings with the Securities and Exchange Commission, including its report on Form 10-K for the fiscal year ended June 30, 2023, and the exhibits attached to that filing. They include but are not limited to: (1) the cyclical nature of the specialty materials business and certain end-use markets, including aerospace, defense, medical, transportation, energy, industrial and consumer, or other influences on Carpenter Technology’s business such as new competitors, the consolidation of competitors, customers, and suppliers or the transfer of manufacturing capacity from the United States to foreign countries; (2) the ability of Carpenter Technology to achieve cash generation, growth, earnings, profitability, operating income, cost savings and reductions, qualifications, productivity improvements or process changes; (3) the ability to recoup increases in the cost of energy, raw materials, freight or other factors; (4) domestic and foreign excess manufacturing capacity for certain metals; (5) fluctuations in currency exchange and interest rates; (6) the effect of government trade actions; (7) the valuation of the assets and liabilities in Carpenter Technology’s pension trusts and the accounting for pension plans; (8) possible labor disputes or work stoppages; (9) the potential that our customers may substitute alternate materials or adopt different manufacturing practices that replace or limit the suitability of our products; (10) the ability to successfully acquire and integrate acquisitions; (11) the availability of credit facilities to Carpenter Technology, its customers or other members of the supply chain; (12) the ability to obtain energy or raw materials, especially from suppliers located in countries that may be subject to unstable political or economic conditions; (13) Carpenter Technology’s manufacturing processes are dependent upon highly specialized equipment located primarily in facilities in Reading and Latrobe, Pennsylvania and Athens, Alabama for which there may be limited alternatives if there are significant equipment failures or a catastrophic event; (14) the ability to hire and retain a qualified workforce and key personnel, including members of the executive management team, management, metallurgists and other skilled personnel; (15) fluctuations in oil and gas prices and production; (16) the impact of potential cyber attacks and information technology or data security breaches; (17) the inability of suppliers to meet obligations due to supply chain disruptions or otherwise; (18) the inability to meet increased demand, production targets or commitments; (19) the ability to manage the impacts of natural disasters, climate change, pandemics and outbreaks of contagious diseases and other adverse public health developments, such as the COVID-19 pandemic; and (20) geopolitical, economic, and regulatory risks relating to our global business, including geopolitical and diplomatic tensions, instabilities and conflicts, such as the war in Ukraine and the war between Israel and HAMAS, as well as compliance with U.S. and foreign trade and tax laws, sanctions, embargoes and other regulations. Any of these factors could have an adverse and/or fluctuating effect on Carpenter Technology’s results of operations. The forward-looking statements in this document are intended to be subject to the safe harbor protection provided by Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended. We caution you not to place undue reliance on forward-looking statements, which speak only as of the date of this press release or as of the dates otherwise indicated in such forward-looking statements. Carpenter Technology undertakes no obligation to update or revise any forward-looking statements.

PRELIMINARY

CONSOLIDATED STATEMENTS OF OPERATIONS

(in millions, except per share data)

(Unaudited)

	Three Months Ended September 30,
	2023	2022
NET SALES	$651.9	$522.9
Cost of sales	527.8	468.1

Gross profit	124.1	54.8
Selling, general and administrative expenses	55.1	46.5

Operating income	69.0	8.3
Interest expense, net	12.7	12.6
Other expense, net	4.0	3.5

Income (loss) before income taxes	52.3	(7.8)
Income tax expense (benefit)	8.4	(0.9)

NET INCOME (LOSS)	$43.9	$(6.9)

EARNINGS (LOSS) PER COMMON SHARE:
Basic	$0.89	$(0.14)

Diluted	$0.88	$(0.14)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	49.2	48.7

Diluted	49.9	48.7

PRELIMINARY

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in millions)

(Unaudited)

	Three Months Ended September 30,
	2023	2022
OPERATING ACTIVITIES
Net income (loss)	$43.9	$(6.9)
Adjustments to reconcile net income (loss) to net cash provided from (used for) operating activities:
Depreciation and amortization	33.1	32.3
Deferred income taxes	2.4	(2.2)
Net pension expense	5.9	5.0
Share-based compensation expense	4.4	3.6
Net loss on disposals of property, plant and equipment	0.3	0.3
Changes in working capital and other:
Accounts receivable	18.4	(12.1)
Inventories	(67.8)	(121.2)
Other current assets	(19.9)	(11.5)
Accounts payable	40.3	46.7
Accrued liabilities	(48.4)	(11.9)
Pension plan contributions	(4.6)	—
Other postretirement plan contributions	—	(0.3)
Other, net	(0.6)	0.2

Net cash provided from (used for) operating activities	7.4	(78.0)

INVESTING ACTIVITIES
Purchases of property, plant, equipment and software	(22.0)	(13.5)

Net cash used for investing activities	(22.0)	(13.5)

FINANCING ACTIVITIES
Dividends paid	(9.9)	(9.8)
Proceeds from stock options exercised	13.8	—
Withholding tax payments on share-based compensation awards	(16.8)	(3.2)

Net cash used for financing activities	(12.9)	(13.0)

Effect of exchange rate changes on cash and cash equivalents	1.1	2.9

DECREASE IN CASH AND CASH EQUIVALENTS	(26.4)	(101.6)
Cash and cash equivalents at beginning of year	44.5	154.2

Cash and cash equivalents at end of period	$18.1	$52.6

PRELIMINARY

CONSOLIDATED BALANCE SHEETS

(in millions)

(Unaudited)

	September 30, 2023	June 30, 2023
ASSETS
Current assets:
Cash and cash equivalents	$18.1	$44.5
Accounts receivable, net	510.8	531.3
Inventories	706.7	639.7
Other current assets	86.3	66.4

Total current assets	1,321.9	1,281.9
Property, plant, equipment and software, net	1,371.2	1,383.8
Goodwill	241.4	241.4
Other intangibles, net	26.8	28.7
Deferred income taxes	6.6	6.6
Other assets	108.9	111.5

Total assets	$3,076.8	$3,053.9

LIABILITIES
Current liabilities:
Accounts payable	$315.5	$278.1
Accrued liabilities	133.1	181.3

Total current liabilities	448.6	459.4
Long-term debt	693.3	693.0
Accrued pension liabilities	188.4	190.1
Accrued postretirement benefits	46.9	45.8
Deferred income taxes	172.6	170.3
Other liabilities	97.7	99.2

Total liabilities	1,647.5	1,657.8

STOCKHOLDERS’ EQUITY
Common stock	282.6	280.7
Capital in excess of par value	320.4	328.4
Reinvested earnings	1,262.0	1,228.0
Common stock in treasury, at cost	(290.2)	(298.0)
Accumulated other comprehensive loss	(145.5)	(143.0)

Total stockholders’ equity	1,429.3	1,396.1

Total liabilities and stockholders’ equity	$3,076.8	$3,053.9

PRELIMINARY

SEGMENT FINANCIAL DATA

(in millions, except pounds sold)

(Unaudited)

	Three Months Ended
	September 30,
	2023	2022
Pounds sold (000):
Specialty Alloys Operations	49,992	44,562
Performance Engineered Products	2,302	2,326
Intersegment	(2,066)	(1,998)

Consolidated pounds sold	50,228	44,890

Net sales:
Specialty Alloys Operations
Net sales excluding surcharge	$417.3	$305.7
Surcharge	152.8	141.6

Specialty Alloys Operations net sales	570.1	447.3
Performance Engineered Products
Net sales excluding surcharge	93.1	87.7
Surcharge	8.7	5.5

Performance Engineered Products net sales	101.8	93.2
Intersegment
Net sales excluding surcharge	(17.6)	(17.7)
Surcharge	(2.4)	0.1

Intersegment net sales	(20.0)	(17.6)

Consolidated net sales	$651.9	$522.9

Operating income (loss):
Specialty Alloys Operations	$80.8	$19.9
Performance Engineered Products	9.1	6.3
Corporate	(21.3)	(17.1)
Intersegment	0.4	(0.8)

Consolidated operating income	$69.0	$8.3

The Company has two reportable segments, Specialty Alloys Operations (“SAO”) and Performance Engineered Products (“PEP”).

The SAO segment is comprised of Carpenter’s major premium alloy and stainless steel manufacturing operations. This includes operations performed at mills primarily in Reading and Latrobe, Pennsylvania and surrounding areas as well as South Carolina and Alabama.

The PEP segment is comprised of the Company’s differentiated operations. This segment includes the Dynamet titanium business, the Carpenter Additive business and the Latrobe and Mexico distribution businesses. The businesses in the PEP segment are managed with an entrepreneurial structure to promote flexibility and agility to quickly respond to market dynamics. It is our belief this model will ultimately drive overall revenue and profit growth. The pounds sold data above for the PEP segment includes only the Dynamet and Additive businesses.

Corporate costs are comprised of executive and director compensation, and other corporate facilities and administrative expenses not allocated to the segments. Also included are items that management considers not representative of ongoing operations and other specifically-identified income or expense items.

The service cost component of net pension expense, which represents the estimated cost of future pension liabilities earned associated with active employees, is included in the operating results of the business segments. The residual net pension expense is comprised of the expected return on plan assets, interest costs on the projected benefit obligations of the plans, and amortization of actuarial gains and losses and prior service costs and is included in other expense, net.

PRELIMINARY

NON-GAAP FINANCIAL MEASURES

(in millions, except per share data)

(Unaudited)

	Three Months Ended September 30,
ADJUSTED OPERATING MARGIN EXCLUDING SURCHARGE REVENUE	2023	2022
Net sales	$651.9	$522.9
Less: surcharge revenue	159.1	147.2

Net sales excluding surcharge revenue	$492.8	$375.7

Operating income	$69.0	$8.3

Operating margin	10.6%	1.6%

Adjusted operating margin excluding surcharge revenue	14.0%	2.2%

Management believes that removing the impact of raw material surcharge from operating margin provides a more consistent basis for comparing results of operations from period to period, thereby permitting management to evaluate performance and investors to make decisions based on the ongoing operations of the Company. Management uses its results excluding these amounts to evaluate its operating performance and to discuss its business with investment institutions, the Company’s board of directors and others.

	Three Months Ended September 30,
ADJUSTED FREE CASH FLOW	2023	2022
Net cash provided from (used for) operating activities	$7.4	$(78.0)
Purchases of property, plant, equipment and software	(22.0)	(13.5)

Adjusted free cash flow	$(14.6)	$(91.5)

Management believes that the adjusted free cash flow measure provides useful information to investors regarding the Company’s financial condition because it is a measure of cash generated which management evaluates for alternative uses. Historically, the presentation of this non-GAAP financial measure included cash used for dividends paid on outstanding common stock and participating securities. Management believes that excluding cash dividends paid from adjusted free cash flow will provide a more direct comparison to operating cash flow, a GAAP-defined financial measure. Fiscal year 2023 has been reclassified to conform to the current presentation.

PRELIMINARY

SUPPLEMENTAL SCHEDULE

(in millions)

(Unaudited)

	Three Months Ended September 30,
NET SALES BY END-USE MARKET	2023	2022
End-Use Market Excluding Surcharge Revenue:
Aerospace and Defense	$260.9	$183.5
Medical	66.6	49.8
Transportation	29.2	23.7
Energy	29.2	18.3
Industrial and Consumer	79.4	68.4
Distribution	27.5	32.0

Total net sales excluding surcharge revenue	492.8	375.7
Surcharge revenue	159.1	147.2

Total net sales	$651.9	$522.9